                                                                    EXHIBIT 10.3

================================================================================

                                     FORM OF

                          TAX DISAFFILIATION AGREEMENT,

                      dated as of May_ , 2000, by and among

                        GREAT LAKES CHEMICAL CORPORATION

                                       and

                                   OSCA, INC.



================================================================================


                                                   TABLE OF CONTENTS


ARTICLE I ............................................................................................................1
          DEFINITIONS.................................................................................................1
                   Class A Common Stock...............................................................................2
                   Code     ..........................................................................................2
                   GLC      ..........................................................................................2
                   GLC Group..........................................................................................2
                   Consolidated Tax Period............................................................................2
                   Final Determination................................................................................2
                   Income Tax Return..................................................................................2
                   Income Tax.........................................................................................2
                   IPO Date ..........................................................................................2
                   OSCA Group.........................................................................................3
                   OSCA Group Combined Tax Liability..................................................................3
                   OSCA Group Tax Liability...........................................................................3
                   Proceeding.........................................................................................3
                   Regulations........................................................................................3
          Restructuring Transactions..................................................................................3
          Restructuring Tax...........................................................................................3
                   Separate Return Tax Period.........................................................................3
                   Tax      ..........................................................................................3
                   Taxes    ..........................................................................................3
                   Tax Return.........................................................................................4

ARTICLE II............................................................................................................4
          TAX RETURNS, TAX PAYMENTS AND EVENT OF LOSS.................................................................4
                   2.1      Obligation to Prepare and File Tax Returns................................................4
                   2.2      Payment of Taxes to Taxing Authorities....................................................5
                   2.3      Allocation of Taxes.......................................................................5
                   2.4      Recomputation and Adjustment of Taxes.....................................................6
                   2.5      Indemnification...........................................................................6
                   2.6      Payment of Taxes for Separate Return Tax Periods..........................................7
                   2.7      Interest..................................................................................7

ARTICLE III...........................................................................................................7
          CARRYFORWARD TAX ATTRIBUTES.................................................................................7
                   3.1.     Separate Return Tax Period Carryforward Tax Attributes....................................7
                   3.2.     Calculation of Carryforward Tax Attributes................................................8
                   3.3.     Tax Attributes to be Claimed for Separate Return Tax Periods..............................8
                   3.4.     Carryback Items from Separate Return Tax Periods..........................................8



ARTICLE IV............................................................................................................9
          TAX AUDITS..................................................................................................9
                   4.l      General...................................................................................9
                   4.2      Notice of Proceeding......................................................................9

ARTICLE V ...........................................................................................................10
          COOPERATION; RECORD RETENTION; ACCESS; CONFIDENTIALITY.....................................................10
                   5.1      Cooperation..............................................................................10
                   5.2      Record Retention; Access.................................................................10
                   5.3      Information Confidential.................................................................11

ARTICLE VI...........................................................................................................11
          DISPUTE RESOLUTION.........................................................................................11
                   6.1      Intent of Parties........................................................................11
                   6.2      Dispute Resolution.......................................................................11

ARTICLE VII..........................................................................................................12
          MISCELLANEOUS PROVISIONS...................................................................................12
                   7.1      Termination..............................................................................12
                   7.2      Notices..................................................................................12
                   7.3      Governing Law............................................................................13
                   7.4      Change in Law............................................................................13
                   7.5      Treatment of Payments....................................................................13
                   7.6      Binding Effect; No Assignment; Third Party Beneficiaries.................................13
                   7.7      Entire Agreement; Amendments.............................................................13
                   7.8      Counterparts.............................................................................13
                   7.9      Interpretation; Descriptive Headings.....................................................14
                   7.10     Successors and Assigns...................................................................14

                                     FORM OF
                          TAX DISAFFILIATION AGREEMENT

         TAX DISAFFILIATION AGREEMENT (the "Agreement") dated as of May __, 2000 by and between Great Lakes Chemical Corporation, a Delaware corporation ("GLC"), and OSCA, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of GLC ("OSCA").

                                    RECITALS

         WHEREAS, GLC is the common parent of an affiliated group of corporations within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and OSCA is a member of such group.

         WHEREAS, the members of such affiliated group have heretofore joined in filing consolidated federal Income Tax Returns.

         WHEREAS, the board of directors of GLC has determined that it is in the best interests of GLC and its stockholders to offer shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock") of OSCA for sale to the public pursuant to an initial public offering ("IPO").

         WHEREAS, GLC and OSCA desire on behalf of themselves and their successors to set forth their rights and obligations with respect to Taxes due for periods before and after the IPO.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 For the purposes of this Agreement, the following terms have the following meanings:

         "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions located in the State of Indiana are authorized or obligated by law or executive order to close.

         "Carryforward Tax Attribute" means a deductible or creditable consolidated United States federal tax attribute, including, but not limited to,
(i) a consolidated net operating loss, a consolidated net capital loss, a consolidated unused investment credit, a consolidated unused foreign tax credit, or a consolidated excess charitable contribution (see Section 1.1502-79 of the Regulations), and (ii) the consolidated minimum tax credit, credit for producing fuel from a nonconventional source, low-income housing credit or other consolidated general business credits, that can be carried forward from one tax period to subsequent tax periods.

         "Class A Common Stock" shall have the meaning set forth in the above recitals.

         "Code" shall have the meaning set forth in the above recitals.

         "GLC" shall have the meaning set forth in the above preamble.

         "GLC Group" means GLC and all corporations which from time to time join with GLC in filing a consolidated federal Income Tax Return with GLC as the common parent of that group.

         "Consolidated Tax Period" means (i) any tax period of the GLC Group ending before, with, or which includes the IPO Date during which any member of the OSCA Group was a member of the GLC Group and (ii) any tax period ending after the IPO Date in which the GLC Group and the OSCA Group are required to file a consolidated or combined state or local Tax Return (any such period described in this clause (ii) shall be a Consolidated Tax Period only for purposes of such Tax Return).

         "Final Determination" shall mean with respect to any issue (1) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final and not subject to further appeal, (2) a closing agreement entered into under
Section 7121 the Code or any other binding settlement agreement (whether or not with the Internal Revenue Service) entered into in connection with or in contemplation of an administrative judicial proceeding, or (3) the completion of the highest level of administrative proceedings if a judicial contest is not or is no longer available.

         "Income Tax Return" means any return, report, filing, statement, declaration or other document required to be filed with a taxing authority in respect of Income Taxes.

         "Income Tax" means any United States federal, state, local or foreign tax, charge, fee, levy or other assessment which is determined with reference to
(i) net income or profits (including, but not limited to, capital gains, gross receipts, value added or minimum tax, but not including sales or use tax), or
(ii) multiple bases, including but not limited to, corporate franchise, gross receipts, net worth, privilege, doing business or occupation taxes, if one of the bases is listed in clause (i).

         "IPO Date" means the last date that OSCA is included in the GLC Group's consolidated federal Income Tax Return.

         "OSCA" shall have the meaning set forth in the preamble.

         "OSCA Group" means OSCA and all corporations which from time to time would join with OSCA in filing a consolidated federal Income Tax Return with OSCA as the common parent of that group if OSCA were not a member of the GLC Group. The term "OSCA Group" shall be deemed to include any direct or indirect foreign subsidiaries of OSCA as if each such foreign subsidiary were an "includable corporation" for purposes of section 1504 of the Code.

         "OSCA Group Combined Tax Liability" means the OSCA Group's liability for Taxes as determined under Section 2.3(c) of this Agreement.

         "OSCA Group Tax Liability" means the OSCA Group consolidated federal Income Tax liability, determined as of the end of the applicable tax period in accordance with Section 1.1502-1, et seq. of the Regulations as if (i) the highest rate of tax specified in Section 11(b) of the Code were the only rate set forth in that subsection, and (ii) the OSCA Group were a separate affiliated group of corporations filing a consolidated federal Income Tax Return, including any elections which have been made by OSCA pursuant to the Code or the Regulations.

         "Proceeding" means any audit or other examination, protest, appeals or other administrative or judicial proceeding relating to liability for or refunds or adjustments with respect to Taxes for any tax period.

         "Regulations" means the regulations promulgated under the Code, in effect from time to time.

         "Restructuring Transactions" means the transactions undertaken in connection with the IPO to restructure or separate those companies or entities that will be owned directly or indirectly by OSCA on or after the IPO Date, on the one hand, and those companies or entities that will be owned directly or indirectly by GLC, on the other hand.

         "Restructuring Tax" means any registration, transfer or income taxes (net of any current Tax benefits received in connection therewith) directly resulting from the Restructuring Transactions imposed upon OSCA or any member of the OSCA Group; provided that, such term shall not refer to the collateral Tax effects of the Restructuring Transactions (including, without limitation, relating to the tax basis of assets).

         "Separate Return Tax Period" means any tax period of OSCA or any member of the OSCA Group which is not included in a Consolidated Tax Period, or any tax period of the GLC Group subsequent to the final Consolidated Tax Period.

         "Tax" or "Taxes" means all taxes, charges, fees, levies, imposts, duties and other assessments, including, without limitations, income, gross receipts, excise, personal property, real property, sales, ad valorem, value-added, withholding, social security, occupation, use, service, service use, leasing, leasing use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local, or foreign governmental authority whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include (including without limitation any duty to reimburse another party for indemnified Taxes or refunds or credit of Taxes) any interest, fines, penalties and additional amounts attributable to, imposed on, or with respect to, any such taxes, charges, fees, levies, imposts, duties or other assessments, and interest thereon.

         "Tax Return" shall mean any return, information return, form, report, filing, statement, declaration or other document required to be filed with a taxing authority in respect of any Tax or Taxes.

                                   ARTICLE II

                   TAX RETURNS, TAX PAYMENTS AND EVENT OF LOSS

         2.1 Obligation to Prepare and File Tax Returns.

         (a) Consolidated or Combined Tax Returns

             (i) GLC's Obligation to Prepare and File Tax Returns. GLC will prepare and file the GLC Group's consolidated federal Income Tax Returns and its consolidated or combined state or local Tax Returns for the Consolidated Tax Periods (including the Consolidated Tax Period that includes the IPO Date). GLC shall have the exclusive right, in its sole discretion, with respect to any Tax Return described in this Section 2.1(a) to determine (1) the manner in which such Tax Return shall be prepared and filed, including the elections, methods of accounting, positions, conventions and principles of taxation to be used and the manner in which any item of income, gain, loss, deduction, credit or other attribute (a "Tax Item") shall be reported, (2) whether any extensions may be requested, (3) the elections that will be made by GLC and any member of the GLC Group, OSCA and any member of the OSCA Group on such Tax Return, (4) whether any amended Tax Returns shall be filed, (5) whether any claims for refund shall be made, (6) whether any refunds shall be paid by way of refund or credited against liability for the related Tax, and (7) whether to retain outside firms to prepare or review such Tax Return.

              (ii) OSCA's Obligation to Prepare or File Tax Returns. For each Consolidated Tax Period, OSCA shall provide GLC with documents and other information consistent with past practice, including but not limited to, workpapers and schedules, state apportionment schedules, fixed asset ledgers, detailed general ledgers, schedule M analysis and journal entries, in order for GLC to prepare the federal Income Tax Return and state and local Tax Returns for each jurisdiction in which OSCA is included in a consolidated or combined state or local Tax Return with any member of the GLC Group, in each case, on or before the date which is 15 days prior to the due date of such Tax Return. Items of income, gain, deduction, loss and credit to be included in any Income Tax Returns for the Consolidated Tax Period that includes the IPO Date shall be determined by the method described in Section 2.1(a)(iii).

              (iii) OSCA's Final Consolidated Tax Period. Notwithstanding anything in this Agreement to the contrary, the OSCA Group Tax Liability for the Consolidated Tax Period that OSCA ceases to be a member of the GLC Group shall be determined pursuant to Reg. Section 1.1502-76 by including only that portion of the taxable year ending on the IPO Date, based on a closing of the books for income tax purposes and, immediately before the IPO, items of income, gain, loss, deduction, and credit will be taken into account (to the extent not previously taken into account in the computation of the OSCA Group Tax Liability) as required by the applicable intercompany transaction Regulations.

         (b) OSCA Separate Returns.

              (i) Separate State, Local and Foreign Returns. OSCA shall prepare and timely file Tax Returns, and pay its separate Tax liabilities or estimated separate Tax liabilities for any tax jurisdiction in which OSCA (or any member of the OSCA Group) is required to file (or does file) a separate state, local or foreign Tax Return directly with the taxing authority and not as a part of a GLC return for a period that includes a Consolidated Tax Period.

              (ii) Separate Return Tax Periods. GLC and OSCA shall each prepare and timely file Tax Returns, and pay their own Tax liabilities directly with the taxing authorities for all Separate Return Tax Periods.

              (iii) Separate Tax Return Adjustments. If there are any adjustments to the Tax liabilities of the OSCA Group for Separate Return Tax Periods or for separate state or local Tax Returns for a Consolidated Tax Period, OSCA will control the conduct of Proceedings related thereto, and will pay the Tax liability, if any, directly to the relevant taxing authority.

         2.2 Payment of Taxes to Taxing Authorities.

         (a) Federal Income Taxes for Consolidated Tax Periods. GLC shall pay (or cause to be paid) all federal Income Taxes with respect to the GLC Group's federal Income Tax Return and its consolidated or combined state or local Tax Returns for the Consolidated Tax Periods.

         (b) Separate State, Local and Foreign Taxes. OSCA shall pay (or cause to be paid) to the appropriate tax authorities all Taxes with respect to any separate state, local or foreign Tax Return filed or required to be filed by OSCA or any member of the OSCA Group.

         2.3 Allocation of Taxes.

         (a) OSCA Liability For Taxes. For each Consolidated Tax Period, OSCA shall be liable for and shall pay to GLC an amount equal to the sum of the OSCA Group Tax Liability and the OSCA Group Combined Tax Liability for such taxable period.

         (b) OSCA Group Tax Liability. With respect to each Consolidated Tax Period (including the Consolidated Tax Period that includes the IPO Date), the OSCA Group Tax Liability for such taxable period shall be the OSCA Group's liability for federal Income Taxes for such taxable period, as determined in accordance with Section 2.1(a)(iii).

         (c) OSCA Group Combined Tax Liability. With respect to any Consolidated Tax Period (including the Consolidated Tax Period that includes the IPO Date and any tax period described in clause (ii) of the definition of Consolidated Tax Period), the OSCA Group Combined Tax Liability shall be the sum for such taxable period of the OSCA Group's liability for each consolidated or combined state or local Tax Return, as determined in a manner consistent with the principles and procedures set forth in Section 2.1(a)(iii).

         2.4 Recomputation and Adjustment of Taxes; Amended Returns. For any Consolidated Tax Period, in the event of a redetermination of any Tax Item of any member of the GLC Group or OSCA Group as a result of a Final Determination, the filing of a Tax refund claim or the filing of an amended Tax Return pursuant to which Taxes are paid to a tax authority or a refund of Taxes is received from a tax authority, GLC and OSCA shall prepare jointly, in accordance with the principles and procedures set forth in this Agreement, revised Tax Returns, as appropriate, to reflect the redetermination of such Tax Item as a result of such Final Determination, filing of a Tax refund claim or filing of an amended Tax Return. Following the preparation of such revised Tax Returns, OSCA's payment obligations under Sections 2.3 hereof shall be redetermined. Without the prior written consent of GLC (which consent may be withheld in its sole discretion), OSCA (and each member of the OSCA Group) shall not amend any Tax Return, including, but not limited to, any foreign Tax Returns, for any Consolidated Tax Period.

         2.5 Indemnification.

         (a) Failure to Pay. GLC and each member of the GLC Group shall jointly and severally indemnify OSCA and each member of the OSCA Group and their respective directors, officers and employees, and hold them harmless from and against any Tax or Loss that is attributable to, or results from the failure of GLC to make any payment required to be made under this Agreement. OSCA and each member of the OSCA Group shall jointly and severally indemnify GLC and each member of the GLC Group and their respective directors, officers and employees, and hold them harmless from and against any Tax or Loss that is attributable to, or results from, the failure of OSCA or any member of the OSCA Group to make any payment required to be made under this Agreement.

         (b) Inaccurate or Incomplete Information. GLC and each member of the GLC Group shall jointly and severally indemnify OSCA, each member of the OSCA Group and their respective directors, officers and employees, and hold them harmless from and against any Tax or Loss attributable to the negligence of GLC or any GLC Affiliate in supplying OSCA or any member of the OSCA Group with inaccurate or incomplete information, in connection with the preparation of any Tax Return or the conduct of any Proceeding. OSCA and each member of the OSCA Group shall jointly and severally indemnify GLC, each member of the GLC Group and their respective directors, officers and employees, and hold them harmless from and against any Tax or Loss attributable to the negligence of OSCA or any member of the OSCA Group in supplying GLC or any member of the GLC Group with inaccurate or incomplete information, in connection with the preparation of any Tax Return or the conduct of any Proceeding.

         (c) IPO Restructuring Taxes. GLC and each member of the GLC Group shall jointly and severally indemnify OSCA and each member of the OSCA Group, and hold them harmless from and against any Restructuring Taxes incurred by any member of the OSCA Group as a direct result of the Restructuring Transactions.

         2.6 Payment of Taxes for Separate Return Tax Periods. Except as otherwise provided in this Agreement, GLC shall pay or cause to be paid all Taxes and shall be entitled to receive and retain all refunds of Taxes with respect to Tax Returns relating to Separate Return Tax Periods for which GLC has filing responsibility, including under this Agreement. Except as otherwise provided in this Agreement, OSCA shall pay or cause to be paid all Taxes and shall be entitled to receive and retain all refunds of Taxes with respect to Tax Returns relating to Separate Return Tax Periods for which OSCA has filing responsibility, including under this Agreement.

         2.7 Interest. Payments pursuant to this Agreement that are not made within the period prescribed in this Agreement or, if no period is prescribed, within fifteen (15) business days after demand for payment is made (the "Payment Period") shall bear interest for the period from and including the date immediately following the last date of the Payment Period through and including the date of payment (the "Interest Accrual Period") at a per annum rate equal to the long-term applicable federal rate ("AFR") in effect on the last day of such Payment Period, plus 200 basis points. Such interest will be payable at the same time as the payment to which it relates and shall be calculated on the basis of a year of 365 days and the actual number of days for which due.

                                   ARTICLE III

                           CARRYFORWARD TAX ATTRIBUTES

         3.1. Separate Return Tax Period Carryforward Tax Attributes. The Carryforward Tax Attributes available to the OSCA Group for Separate Return Tax Periods will be determined by allocating the Carryforward Tax Attributes of the GLC Group available to carry forward to tax periods beginning after the end of the final Consolidated Tax Period among the GLC Group and the OSCA Group, as described below:

         (a) Federal Tax Attributes. Unless the final or temporary Regulations expressly require an allocation of particular items of the GLC Group's Carryforward Tax Attributes from the final Consolidated Tax Period to the OSCA Group's Separate Return Tax Periods, no Carryforward Tax Attributes will be allocated to OSCA. GLC will allocate to the OSCA Group only that portion, if any, of particular Carryforward Tax Attribute items as the final or temporary Regulations expressly require to be so allocated. The portion, if any, of any the GLC Group consolidated unused foreign tax credit which is allocable to OSCA shall be determined separately with respect to each of the items of income listed in Section 904(d) of the Code.

         (b) State, Local or Foreign Tax Attributes. No tax attributes arising from state or local Tax Returns shall be allocated to OSCA or any member of the OSCA Group, unless under the provisions of applicable state law or state regulations such tax attributes are expressly required to be allocated to OSCA.

         3.2. Calculation of Carryforward Tax Attributes. Calculation of the portion of any Carryforward Tax Attribute and state, local or foreign tax attributes available to OSCA or to any member of the OSCA Group shall be made by GLC in accordance with this Article III. Such calculation will be provided to OSCA as soon as practicable but in any case estimates shall be provided to OSCA not later than a date that permits OSCA sufficient time to prepare and to timely file its Tax Returns for the OSCA Group=s first Separate Return Tax Period, taking all extensions of time to file Tax Returns into consideration. GLC shall also advise OSCA of any adjustments to such calculations as a result of a tax audit, a Final Determination, or otherwise. OSCA shall have a right to review GLC=s calculations made pursuant to this Section 3.2.

         3.3. Tax Attributes to be Claimed for Separate Return Tax Periods. OSCA shall prepare and file all of its Tax Returns for all Separate Return Tax Periods taking into account the amount of the Carryforward Tax Attributes provided to OSCA by GLC pursuant to this Article III, or such tax attributes as finally determined.

         3.4. Carryback Items from Separate Return Tax Periods. With respect to carrybacks by OSCA of net operating losses, net capital losses, unused tax credits and other deductible or creditable tax attributes to a Consolidated Tax Period from a Separate Return Tax Period which would be permitted under the Code and the Regulations (or state law or state regulations), taking into consideration the separate return limitation year rules, whenever permitted to do so by the Code, the Regulations, state law or state regulations, OSCA shall elect to relinquish any carryback period which would include any Consolidated Tax Period. In cases where OSCA cannot relinquish the carryback period, or if the parties otherwise agree, GLC shall cooperate with OSCA in seeking tax refunds from the appropriate taxing authority, at OSCA=s expense, and OSCA shall be entitled to such refund, including interest paid by the taxing authority in connection with such refund; provided, however, that OSCA shall indemnify and hold GLC harmless from and against any and all collateral tax consequences resulting from or caused by the carryback of deductible or creditable tax attributes by OSCA from a Separate Return Tax Period to a Consolidated Tax Period, including, but not limited to, tax attributes of GLC that expire unused (including tax attributes that expire during a tax period subsequent to the tax period during which the OSCA tax attribute carried back was generated) and which would have been used but for OSCA=s carryback. The amount of such indemnity shall be limited to the actual tax benefit to which the GLC Group would have been entitled in the absence of the carryback of the deductible or creditable tax attribute of OSCA. GLC shall only be entitled to indemnification under this Section 3.4 if GLC has used reasonable efforts to avoid the collateral tax consequence being indemnified. OSCA shall have the right to review the collateral tax consequence being indemnified. The amount of the refund due to OSCA from GLC shall be reduced by the amount of the indemnification, if any.

         In the event that (i) OSCA or a member of the OSCA Group has filed a refund claim with a taxing authority for a Consolidated Tax Period as contemplated by this Section 3.4, (ii) the refund claim has been allowed, and
(iii) the taxing authority has applied the refund to an amount owed by GLC, then GLC shall pay OSCA the amount of the refund, including the amount of interest that would otherwise have been paid by the taxing authority to OSCA or such member of the OSCA Group. The refund payment shall be due to OSCA within ten Business Days after the earlier of (i) the date that GLC receives the refund from the taxing authority, or (ii) the date that GLC receives notice from the applicable taxing authority that it has applied the refund to an amount owed by GLC.

                                   ARTICLE IV

                                   TAX AUDITS

         4.l General. GLC shall have the sole right to represent the interests of the GLC Group, including all members of the OSCA Group, in any Proceeding in connection with any Tax liability for a Consolidated Tax Period for which a member of the GLC Group may be liable. GLC's rights shall extend to any matter pertaining to the management and control of a Proceeding, including, without limitation, execution of waivers, choice of forum, scheduling of conferences and the resolution of any Tax Item. Notwithstanding the foregoing, if such Proceeding relates to Taxes as to which the OSCA Group is solely liable for the payment of such Taxes under this Agreement or otherwise and would not result in any additional Tax liability or detriment to the GLC Group, OSCA shall have the right to represent the interests of OSCA, including all members of the OSCA Group, in such Proceeding so long as (x) OSCA shall have agreed in writing to pay all costs and expenses that it shall incur in connection with contesting such proposed adjustment, including, without limitation, all attorneys', accountants' and investigatory fees and disbursements and (y)

OSCA shall have acknowledged in writing its obligation to pay the Taxes and/or indemnify the GLC Group against all costs and expenses with respect to such Proceeding; provided, however, if such Proceeding would result in the extension of the statute of limitations with respect to any Tax Return for which any member of the GLC Group may be liable, GLC may, in its sole discretion, on at least 10 Business Days notice to OSCA, require OSCA to pay the Tax proposed and sue for a refund or to take any other action GLC may reasonably request to prevent such an extension.

         4.2 Notice of Proceeding. GLC will notify OSCA in writing of any pending or threatened Proceeding in connection with any Income Tax liability for which any member of the OSCA Group may be liable, promptly upon receipt of notice of such Proceeding by any member of the GLC Group. OSCA will notify GLC in writing of any pending or threatened Proceeding in connection with any Income Tax liability for which any member of the GLC Group may be liable, promptly upon receipt of notice of such Proceeding by any member of the OSCA Group. Notification must include a complete copy of any written communication, and a complete written summary of any oral communication. The failure of GLC or OSCA to timely forward such notification shall not relieve the other party of its obligation to pay such Income Tax, except to the extent that the failure to timely forward notification prejudices the ability of the other party to contest the Income Tax liability.

                                    ARTICLE V

             COOPERATION; RECORD RETENTION; ACCESS; CONFIDENTIALITY

         5.1 Cooperation. GLC (and each member of the GLC Group) and OSCA (and each member of the OSCA Group) will provide each other with the cooperation and information reasonably requested by the other party in connection with tax planning, the preparation or filing of any Tax Return (or claim for refund), the determination and payment of estimated Tax, or the conduct of any Proceeding; provided, however, that neither party is required to disclose privileged and confidential information. Such cooperation and information includes: (i) promptly forwarding copies of appropriate notices and other communications (including, information document requests, revenue agent's reports and similar reports, notices of proposed adjustments and notices of deficiency) received from or sent to any taxing authority, (ii) providing copies of all relevant Tax Returns (including workpapers and schedules), and documents relating to rulings or other determinations by taxing authorities, (iii) providing copies of records concerning the ownership and tax basis of property, (iv) providing other relevant information which either party may possess, including explanations of documents and information provided under this Agreement, as well as access to appropriate personnel, (v) the execution of any document that may be necessary or reasonably helpful in connection with the filing of an Tax Return (or claim for refund) or in connection with any Proceeding, including waivers, consents or powers of attorney, and (vi) the use of the parties' reasonable efforts to obtain any documentation from a governmental authority or a third party that may be necessary or reasonable helpful in connection with any of the foregoing.

         5.2 Record Retention; Access. the GLC Group and the OSCA Group shall each (a) until the expiration of the relevant statute of limitations (including any extensions of which it has actual notice), retain records, documents, accounting data and other information (including computer data) necessary for the preparation and filing of all Tax Returns in respect of Taxes of the GLC Group or the OSCA Group or for the audit of such Tax Returns; and (b) give to the other party reasonable access to such records, documents, accounting data and other information (including computer data) and to its personnel (insuring their cooperation) and premises, for the purpose of the review or audit of such Tax Returns to the extent relevant to an obligation or liability of a party under this Agreement. Prior to destroying any records, documents, data or other information in accordance with this Article, the party wishing to destroy such items will give the other party a reasonable opportunity to obtain such items (at such other party's expense).

         5.3 Information Confidential. GLC (and each member of the GLC Group) and OSCA (and each member of the OSCA Group) shall hold and cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information (other than any such information relating solely to the business or affairs of such party) concerning the other party furnished to it by the other party or its representatives pursuant to this Agreement (except to the extent that such information was (i) in the public domain through no fault of the party to which it was furnished, or
(ii) lawfully acquired from other sources by such party), and shall not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of the provisions of this Section 5.3. Any disclosure of information by either party to accountants for review purposes pursuant to sections of the Agreement providing for review rights shall not constitute a breach of confidentiality under this Agreement.

                                   ARTICLE VI

                               DISPUTE RESOLUTION

         6.1 Intent of Parties. Except as otherwise provided in this Agreement, it is the intent of the parties that the OSCA Group federal, state, local and foreign Tax liability for all taxable periods, beginning with the tax period that includes the IPO Date, will be determined as if the OSCA Group were a separate affiliated group of corporations filing a consolidated federal Income Tax Return, and that OSCA shall pay such liability. This Agreement shall at all times be interpreted consistently with such intent.

         6.2 Dispute Resolution. In the event that GLC, on the one hand, and OSCA, on the other hand, disagree as to the amount or calculation of any payment to be made under this Agreement, or the interpretation or application of any provision under this Agreement, the parties shall attempt in good faith to resolve such dispute. If such dispute is not resolved within sixty (60) business days following the commencement of the dispute, GLC and OSCA shall jointly retain a tax attorney that is a member of a nationally recognized law firm or "big five" accounting firm, which firm is independent of both parties (the "Independent Firm"), to resolve the dispute. The Independent Firm shall act as an arbitrator to resolve all points of disagreement and its decision shall be final and binding upon all parties involved. Following the decision of the Independent Firm, GLC and OSCA shall each take or cause to be taken any action necessary to implement the decision of the Independent Firm. The fees and expenses relating to the Independent Firm shall be borne equally by GLC and OSCA.


                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         7.1 Termination. Notwithstanding any other provision in this Agreement, any liabilities determined under this Agreement shall not terminate any earlier than 60 days after the expiration of the applicable statute of limitation for such liability. All other representations, warranties and covenants under this Agreement shall survive indefinitely.

         7.2 Notices. Every notice, request, statement, or bill or other communication provided for in this Agreement (a "Notice") must be in writing and may be personally served, provided a receipt is obtained, or may be sent by certified mail, return receipt requested, postage prepaid, or may be sent by facsimile, with acknowledgment of receipt requested, to the parties at the following addresses (or such other address as one party may specify by Notice to the other parties):

         If to GLC:

                 Great Lakes Chemical  Corporation
                 500 East 96th Street
                 Indianapolis, Indiana 46240
                 Attention: General Counsel
                 Telecopy No.: (317) 715-3050

         with a copy (which shall not constitute effective notice) to:

                 Great Lakes Chemical Corporation
                 500 East 96th Street
                 Indianapolis, Indiana 46240
                 Attention: Director of Taxes
                 Telecopy No.: (317) 715-3050

         If to OSCA:

                 OSCA, Inc.
                 156 Commission Boulevard
                 Lafayette, Louisiana 70598
                 Attention: Chief Financial Officer
                 Telecopy: (318) 837-5211


         with a copy (which shall not constitute effective notice) to:

                 OSCA, Inc.
                 156 Commission Boulevard
                 Lafayette, Louisiana 70598
                 Attention: General Counsel
                 Telecopy: (318) 837-5211

A Notice which is delivered personally is given as of the date specified in the written receipt. A Notice sent by certified mail is given on the third Business Day following the date of mailing. A Notice by facsimile is given on the date it is transmitted, provided that acknowledgment of receipt is received by sender.

         7.3 Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Indiana or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Indiana.

         7.4 Change in Law. If, due to any change in applicable law or regulation or the interpretation thereof by any court of law or other governing body having jurisdiction, subsequent to the date of the Agreement, performance of any provision of or any transaction contemplated by this Agreement shall become impracticable or impossible, the parties will use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by this Agreement.

         7.5 Treatment of Payments. The parties hereto shall treat any payments made pursuant to the terms of this Agreement as a capital transaction for all tax purposes, except to the extent such payments represent interest paid pursuant to Section 2.7.

         7.6 Binding Effect; No Assignment; Third Party Beneficiaries. This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective successors and assigns. GLC and OSCA hereby guarantee the performance of all actions, agreements and obligations provided for under this Agreement of each member of the GLC Group and the OSCA

Group, respectively. GLC or OSCA shall not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party. No person (including, without limitation, any employee of a party or any stockholder of a party) shall be, or shall be deemed to be, a third party beneficiary of this Agreement.

         7.7 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes all prior agreements, whether or not written, concerning such subject matter. The provisions of this Agreement may not be amended and parties hereto may not take any action herein prohibited, or fail to perform any act herein required to be performed by it, unless such party has obtained the prior written consent of the other party. No other course of dealing among the parties hereto or any delay in exercising any rights hereunder or shall operate as a waiver of any rights hereunder. The parties recognize and acknowledge their intention to enter into additional agreements from time to time with respect to the allocation of taxes not covered by this Agreement.

         7.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

         7.9 Interpretation; Descriptive Headings. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words describing the singular number shall include the plural and vice versa. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.

         7.10 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon the parties and their respective successors, predecessors and assigns, but no assignment of this Agreement shall relieve any party of its obligations without the written consent of the other party.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have duly executed this Tax Disaffiliation Agreement as of the day and year first above written.

                                     GREAT LAKES CHEMICAL CORPORATION




                                     By:
                                        -----------------------------
                                     Name:
                                     Title:



                                     OSCA, INC.




                                     By:
                                        -----------------------------
                                     Name:
                                     Title: